EXHIBIT 23.3
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement on Form S-3 (File No. 333-3314) of Mariner Health Group, Inc. of our report dated March 28, 1996 on our audit of the financial statements of certain assets and liabilities of Convalescent Services, Inc. and affiliates acquired by Mariner Health Group, Inc. on January 2, 1996. We also consent to the reference to our firm under the caption "Experts".


                                                  /s/  Coopers & Lybrand L.L.P.



Boston, Massachusetts
February 13, 1997